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                                                                   EXHIBIT 10.29


                                   AGREEMENT



DIGILINE S.A.R.L. - FRANCE
BP103 Quartier Ranjarde
F - 13210 - SAINT REMY DEPROVENCE
hereinafter reffered as to "distributor"


and

DIGIPASS S.A., Belgium
hereinafter reffered to as "DIGIPASS"

Whereas DIGIPASS makes token security products, security Software and initialisation robot, and whereas Distributor desires to sell such products in France (The Territory), and wheras the Parties are in the option that it is in the interest of both Parties that those products will be marketed in the Territory by Distributor, the parties hereto agree as follows:

Article 1

Appointment as distributor

1. DIGIPASS appoints Distributor as its exclusive right for the duration of this agreement in the territory for its DIGIPASS token security products as described in Annex 1, hereinafter to be refered to as "the Products". Distributor shall refrain outside the Territory from seeking customers for the Products, establishing any branch and from maintaining any distribution department except for what is authorised according to.
     The Parties may later agree on the inclusion of other products herein. In such case, possibily Articles shall be subject to renegociation

2. Distributor shall use its best efforts and diligence in promoting and initiating effectively the sales of the Products to all potential customers in the Territory.

3. Distributor shall, during the term of this agreement, refrain from participating, directly or indirectly, in the manufacture, distribution, representation, or promotion of any product wich is competitive with, or intended to serve the qame purpose as, any of the Products.

      Violation against this Article 1.3 will cause an immediate termination of this agreement and the Distributor will be liable to compensate all the costs and losses of DIGIPASS caused by this violation.

4. Parties will give each other all information at ther disposal wich may be of interest for the development of the market of the Products.

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5.   Distributor agrees to establish and maintain a sufficient and representative stock of the Products to provide adequate facilities and qualified personnel in sufficient number for the demonstration, installation, replacement and service, of the Products.

6. The Distributor will not without DIGIPASS consent in writing assign or transfer in any manner the benefits of this agreement.

7. The distributor will not remove from the products or alter in any way any nameplates or trade marks affixed by DIGIPASS and may not without previous written consent of DIGIPASS use any additional marks on or in relation to the Products nor will the Distributor acquire any right in respect of the DIGIPASS's names or marks. After the termination of this agreement the Distributor will not use names or marks used by DIGIPASS or any word so nearly resembling such names or marks as to be likely to cause confusion or deception and will take all reasonable steps to ensure that its servants agents or officers will also not use any such name mark or word.

8. The Distributor shall not (unless otherwise and in writing agreed by DIGIPASS) advertise the Products outside the Territory or establish any branch or depot for distribution of the Products outside the Territory.

9. The Distributor shall not without DIGIPASS's prior written consent in each case sell the Products or offer the Products for sale outside the Territory and the Distributor shall refer to DIGIPASS all and any enquiries for such sales outside the Territory.

10. The Distributor will prepare and submit a Sales and Marketing Plan within two (2) months of the date of this agreement for discussion with DIGIPASS and thereafter at six monthly intervals to submit the the current Sales Forecasts.


Article 2

Orders and delivery times

1. Distributor will order the Products in accordance with DIGIPASS's production capacity and lead times. DIGIPASS will acknowledge orders within 7 working days from receipt, indicating delivery time and other pertinent data, DIGIPASS will deliver all orders within four months after order date.


Article 3

Prices and payment

1.   The prices of the Products ex works DIGIPASS are given in Annex 2.

2. These prices are based on cost of labourand materials at the time of signature of this agreement and may be adjusted twice each year on April 1st and October 1st. In case of



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     changes of no less than five (5) % in DIGIPASS production costs, adjustements may be made at other points in time by mutual agreement. If no agreement is reached, DIGIPASS shall have the right to terminate the agreement forthwith, but shall be obliged to deliver all acknowledged orders.

3. Payment of all invoices will be made by Distributor within eight (8) days from their date. 50% will be invoiced at the order, 50% will be invoiced at the date of shipment. DIGIPASS is entitled to ask for payment against a letter of credit.

Article 4

Quality and warranty

1. DIGIPASS will make adjustements at Distributor's cost in the Products which are or may become necessary to satisfy mandatory Territory regulations other than those defined on the day of the agreement. If such adjustments will bring major changes to the Products or specifications given in Annex 1, DIGIPASS has the right to adjust the prices given in Annex 2 and lead times (art 2.1.) of the first delivery of Products including such adjustment.

2.   Head end
     DIGIPASS guarantees that all Products are in conformity with the agreed specifications and with the approved samples and that they are free from faults in manufacture and materials. If any defect might appear due to faulty manufacture or material within 12 months from the date of delivery from DIGIPASS - DIGIPASS will repair or replace the defective Product or part thereof at its cost.

     Distributor will send the defective Product or part of its cost to DIGIPASS, and DIGIPASS will return the repaired or replacing Product or part at its cost to Distributor.

     Remarks or claims concerning any shipment of Products shall be made to DIGIPASS no later than 45 days from date of shipment or 30 days from date of delivery at Distributor, whichever date appears last, and before any such Products have been further delivered by Distributor to its customers.

     DIGIPASS will not be liable for defects which have been apparently caused by accident or negligence in transportation, storage or handling after the Products have been delivered ex-works.

3. The warranty and quality provisions of other than DIGIPASS made equipment and of software shall be separately agreed on after vspecification of such equipment or software in each case.

4. DIGIPASS hereby disclaims all other warranties, either express or implied, as to materials and workmanship of the Products. DIGIPASS shall not be liable to Distributor for special, indirect, incidental or consequential damages which may arise in connection with this agreement.

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Article 5

Service and spare parts

1. Distributor will establish the necessary facilities for prompt and qualified service of the Products.

2. DIGIPASS will provide Distributor with complete service documentation in 5 copies. Each party will name one representative who will be responsible for communication on technical matters.

      All documentation and communication will be in English.


Article 6

Industrial property rights

1. DIGIPASS shall defend on the cost of Distributor any suit brought by and any third party patentee against Distributor as far as such suit is based on a claim that a Product delivered by DIGIPASS as such infringes patents owned by such third party, on the condition that Distributor gives DIGIPASS prompt notice in writing of any such suit for infringement, full authority at DIGIPASS's option to settle or conduct the defense thereof and full assistance and cooperation in said defense. No costs or expense shall be incurred for the account of DIGIPASS without its prior written consent. In the event that Products delivered by DIGIPASS are as such held to constitute infringement of third party patent rights, DIGIPASS shall, by its own election and at its own expense, arrange for a licence under such third party patent rights, replace the infringing products by non-infringing products, or shall against return of such products grant Distributor a credit for the price actually paid thereof, less reasonable depreciation.

     DIGIPASS shall not be liable for any infringement which is the result of adaptations made by Distributor, or by DIGIPASS to comply with specific requirements of Distributor. DIGIPASS may prematurely with instant effect terminate this agreement in event of a suit above-mentioned and shall not be liable towards the Distributor for any other damages occured to Distributor for such termination.

2. The application of DIGIPASS's trademarks to the Products shall not give Distributor in any way by implication or otherwise any title to such trademarks or to related trademarks. Distributor shall apply DIGIPASS's trademarks only to goods that will be sold and delivered by Distributor under the terms of this Agreements.


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Article 7

Duration

1. This agreement shall be in force for an initial period until 1st of May 1993 and shall thereafter be in force for consequentive three (3) years period if not terminated by notice given by either of the Parties three
     (3) months before the end of the initial or any consequentive period.

2. Neither Party will be due any compensation to the other one, when terminating the Agreement in accordance with subclause 1 of this Article, or with Article 1.2 or 3.2

     The termination of this Agreement in accordance with the Article 1.3 makes the Distributor liable to compensate all the costs and losses caused by this termination.

7.3  Default
     If either Party hereto is in breach of this agreement, the Party aggrieved by such default may give the other Party written notice on such default. If the defaulting Party fails or refuses to remedy such default within thirty (30) days from this date of said notice, this agreement may be terminated by a second written notice and said termination shall be effected as of the date of the second notice of default. Defaults under this agreement shall be deemed to include, but shall not be limited to the occurrence of the following events

     (a) non-compliance by Distributor with the stipulated payment terms, or

     (b) either party assigns or purports to assign, transfer of hypothecate this agreement, or

     (c) if either Party fails to fulfil any its obligations under this agreement,

     (d) if terminated for default pursuant to this paragraph, the termination date shall be the date of the second notice of default,

     Termination for changes in circumstances.


     Either Party is entitled to terminate this agreement with immediate effect

     (a) if ownership or control of other Party is transferred to a third party, or

     (b) if the other Party is adjudged bankrupt, files or has filed against any petition under any bankruptcy or insolvency law, has a receiver appointed for its business or property or makes a general assignment for the benefit of its creditors.


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Article 8

General

1. Each of the parties hereto hereby agrees to hold all confidential information and trade secret of the other party in confidence during and after the term of this agreement. Distributor agrees to use the confidential information provided by DIGIPASS solely for the performance of this agreement, and to take all the necessary measures to prevent inadvertent or unauthorized disclosure to third parties by its own or authorized personnel.

2. DIGIPASS shall not be liable for any delay in effecting deliveries due to force majeure. A force majeure impediment is taken to mean an unforseen event wich occurs after the signing of the agreement and wich is beyond the reasonable control of DIGIPASS such as strike, blockade, war, mobilization or riot, natural disaster, refusal of licence by Government or other governmental agency or other stipulation or restriction by the authorities.


Article 9

Law and jurisdiction

This agreement shall be read and construed and have effect according to the laws of Belgium and as a contract in Belgium.

In witness whereof the parties have caused this agreement to be duly signed on their behalf.

Signed by /s/
          -------------------------------
For and on behalf of Digiline France
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Signed by /s/ Dominique Colard
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For and on behalf of Digiline Digipass
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                                   ANNEXE  1



                                LIST OF PRODUCTS


1.0.  DIGIPASS token security products

2.0.  INITIALISATION OF THE DIGIPASS DONE BY DIGIPASS S.A.

3.0   INITIALISATION ROBOT

4.0.  PC DIGIPASS SOFTWARE



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                                   ANNEXE  2



                                     PRICES



1.0.  DIGIPASS TOKEN SECURITY PRODUCTS

             100 pces to 999 pces       :       884 BFr/pce
             1000 pces to 4999 pces     :       677 BFr/pce
             5000 pces to 10000 pces    :       631 BFr/pce
             10000 pces and more        :       583 BFr/pce


2.0.  INITIALISATION OF THE DIGIPASS DONE BY DIGIPASS S.A.

                                        30 BFr/pce

3.0   INITIALISATION ROBOT

                                        490 000 BFr


4.0.  PC DIGIPASS SOFTWARE

                                        100 000 BFr per client licence



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